EXHIBIT 99.1





              AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER
              ---------------------------------------------------

          This AMENDMENT NO. 1, dated as of April 26, 1999, to the AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of February 15, 1999, among XL CAPITAL LTD, a limited liability company organized and incorporated under the laws of the Cayman Islands ("Parent"), DASHER ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and NAC RE CORP., a Delaware corporation (the "Company").

          WHEREAS, the parties hereto desire to amend certain provisions of the Agreement and to add additional provisions thereto;

          WHEREAS, Section 8.2 of the Agreement provides in relevant part that the parties may amend, modify and supplement the Agreement, by written agreement of the parties thereto, pursuant to action taken by their respective Boards of Directors.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Unless the context otherwise requires, references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended by this Amendment No. 1.

     2. Article V. COVENANTS. Section 5.1(a) of the Agreement shall be amended by deleting such section in its entirety and inserting in lieu thereof the following:

          (a) split, combine or reclassify any shares of its capital stock; declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock (other than quarterly cash dividends upon the shares of Company Common Stock in an amount not to exceed $0.09 per share, provided, however, that in the event that the Effective Time does not occur on or prior to July 1, 1999, such amount may be increased in respect of the dividend for the Company's second fiscal quarter and any fiscal quarter thereafter through the termination of the Agreement to $.4026 per share, and dividends paid to the Company by its wholly owned subsidiaries); or directly or indirectly redeem, purchase, repurchase or otherwise acquire

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     any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock other than the forfeiture or repurchase of Company Common Stock pursuant to Company Plans in accordance with the terms thereof as in effect on the date hereof;

     3. Article VII. TERMINATION. Section 7.3 of the Agreement shall be amended by inserting the following after Section 7.3(d):

          (e) In the event this Agreement is terminated by mutual consent pursuant to Section 7.1(a), by the Company pursuant to Sections 7.1(b), 7.1(c), 7.1(f), 7.1(g) or 7.1(i) or by Parent pursuant to Sections 7.1(b), 7.1(c) (unless the conditions set forth in Sections 6.1(a), 6.2(a), 6.2(b) or 6.2(c) shall not be satisfied as of the time of such termination) or 7.1(i) (unless the Company shall have breached a representation, warranty or covenant which breach (or the substance thereof) shall be a cause of the termination under Section 7.1(i)) and the Company has declared an increase in respect of its quarterly cash dividend for the Company's second fiscal quarter or any quarter thereafter in accordance with the terms of Section 5.1(a), the Company shall deliver to Parent written notice of the Dividend Increase (as hereinafter defined), together with reasonable supporting documentation, and on the third business day following notice of the Dividend Increase Parent shall pay to the Company by wire transfer, to an account designated by the Company, an amount equal to the Dividend Increase.

          For purposes of this Section 7.3(e), "Dividend Increase" means:

          if the Company has declared a quarterly cash dividend upon shares of Company Common Stock for the second fiscal quarter of 1999 or any subsequent fiscal quarter through the Termination Date, the aggregate sum of the Excess Dividend (as herinafter defined) for each such fiscal quarter.

          For purposes of this Section 7.3(e), the "Excess Dividend" for a fiscal quarter means:

          the product of (i) the amount per share of the quarterly cash dividend upon shares of Company Common Stock for such fiscal quarter minus $0.09 and (ii) the number of shares of Company Common Stock issued and outstanding as of the close of business on the record date for determining stockholders entitled to receive such quarterly cash dividend.

     4. Remainder of Agreement Unaffected. Except as specifically set forth in this Amendment No. 1, the Agreement shall remain in full force and effect


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and no other provision thereof shall be deemed modified by this Amendment No.
1.

     5. Governing Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     6. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.




































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     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this
Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          XL CAPITAL LTD


                                          By:   /s/   BRIAN M. O'HARA
                                                ------------------------------
                                               Name:    Brian M. O'Hara
                                               Title:   President and Chief
                                                          Executive Officer


ATTEST:   /s/ PAUL S. GIORDANO
          ------------------------
          Secretary

          [SEAL]

                                          DASHER ACQUISITION CORP.


                                          By:  /s/   BRIAN M. O'HARA
                                                ------------------------------
                                               Name:    Brian M. O'Hara
                                               Title:   President


                                          NAC RE CORP.


                                          By:  /s/  NICHOLAS M. BROWN, JR.
                                                ------------------------------
                                               Name:    Nicholas M. Brown, Jr.
                                               Title:   President and Chief
                                                          Executive Officer















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